UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2014

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On December 4, 2014, Innovative Solutions and Support, Inc. (the “Company”) announced during its conference call to discuss the Company’s results of operation for the fourth quarter and 2014 fiscal year that, effective December 15, 2014, Ronald C. Albrecht will retire from his position as the Company’s chief financial officer.

(c)

On December 4, 2014, the Company announced during its conference call to discuss the Company’s results of operation for the fourth quarter and 2014 fiscal year that Relland M. Winand, 60, has been appointed to succeed Mr. Albrecht as the Company’s chief financial officer effective December 15, 2014.  Mr. Winand has served in a number of executive financial capacities with public companies including Chief Financial Officer of ECC International, Corp, a manufacturer of computer controlled maintenance simulators primarily for the Department of Defense, and Vice President Finance and Administration of Traffic.com, Inc. a leading provider of accurate, real-time traffic information in the United States.  Prior to joining Innovative Solutions and Support, Inc., from 2008 to 2013, Mr. Winand was Chief Financial Officer of Orbit/FR, Inc., an international developer and manufacturer of sophisticated microwave test and measurement systems for aerospace/defense, wireless, satellite and automotive industries.  From January 2014 until August 2014 Mr. Winand served as a consultant for Solomon Edwards Group LLC, and from September 2014 until his appointment as chief financial officer Mr. Wellard has served as the Company’s controller.  He has over 30 years’ experience in financial management and reporting for both public domestic and international manufacturing companies. Mr. Winand received a B.S. in Accounting from Drexel University and an M.B.A. in Finance from Widener University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: December 9, 2014	By:
Ronald C. Albrecht
Chief Financial Officer